Exhibit 99.4

CBS CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On November 16, 2017, CBS Corporation (the “Company” or “CBS Corp.”) completed the split-off of CBS Radio Inc. (“CBS Radio”) through an exchange offer, in which the Company accepted 17,854,689 shares of CBS Corp. Class B Common Stock from its stockholders in exchange for the 101,407,494 shares of CBS Radio common stock that it owned. On November 17, 2017, CBS Radio was combined with a subsidiary of Entercom Communications Corp. (“Entercom”) in a merger (the “Merger”) at which time each share of CBS Radio common stock outstanding immediately following the exchange offer was converted into one share of Entercom Class A common stock.

The following unaudited pro forma condensed consolidated financial statements and notes thereto give effect to the split-off of CBS Radio, as well as the Company’s use of the proceeds of CBS Radio’s indebtedness incurred in connection with the separation of CBS Radio (“the split-off and related events”).

The following unaudited pro forma condensed consolidated balance sheet of CBS Corp. as of September 30, 2017 is presented as if the split-off and related events, as described further in the notes to these unaudited pro forma condensed consolidated financial statements, had occurred at September 30, 2017. The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2017 and the year ended December 31, 2016 are presented as if such events had occurred on January 1, 2016. The unaudited pro forma condensed consolidated financial statements are based on the historical financial statements of CBS Corp. and CBS Radio for each period presented and in the opinion of management, all adjustments and disclosures necessary for a fair presentation of the pro forma data have been made.

These unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the results of operations or financial condition that would have been achieved had the split-off and related events been completed as of the dates indicated or the results that may be obtained in the future. These unaudited pro forma condensed consolidated financial statements and the notes thereto should be read together with the following:

•	CBS Corp.’s consolidated financial statements and the notes thereto as of and for the year ended December 31, 2016 and Management’s Discussion and Analysis included in CBS Corp.’s annual report on Form 10-K for the year ended December 31, 2016; and

•	CBS Corp.’s consolidated financial statements and the notes thereto as of and for the nine months ended September 30, 2017 and Management’s Discussion and Analysis included in CBS Corp.’s quarterly report on Form 10-Q for the quarterly period ended September 30, 2017.

CBS CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AT SEPTEMBER 30, 2017

(In millions)

		Deconsolidation (1)
	CBS Historical	CBS Radio	Adjustments	Effects of the Exchange (2)	CBS Pro Forma
Assets
Current Assets:
Cash and cash equivalents	$144	$—	$—	$—	$144
Receivables, net	3,598	—	—	—	3,598
Programming and other inventory	1,830	—	—	—	1,830
Other current assets	367	4	—	—	371
Current assets of discontinued operations	355	(328)	—	—	27

Total current assets	6,294	(324)	—	—	5,970

Property and equipment, net	1,208	—	—	—	1,208
Programming and other inventory	2,814	—	—	—	2,814
Goodwill	4,891	—	—	—	4,891
Intangible assets	2,617	—	—	—	2,617
Other assets	2,745	—	—	—	2,745
Assets of discontinued operations	3,325	(3,302)	—	—	23
Investment in CBS Radio	—	—	1,095	(1,095)	—

Total Assets	$23,894	$(3,626)	$1,095	$(1,095)	$20,268

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$233	$—	$—	$—	$233
Participants’ share and royalties payable	997	—	—	—	997
Program rights	509	—	—	—	509
Commercial paper	590	—	—	—	590
Current portion of long-term debt	19	—	—	—	19
Accrued expenses and other current liabilities	1,550	—	—	—	1,550
Current liabilities of discontinued operations	154	(117)	—	—	37

Total current liabilities	4,052	(117)	—	—	3,935

Long-term debt	9,080	—	—	—	9,080
Pension and postretirement benefit obligations	1,619	—	—	—	1,619
Deferred income tax liabilities, net	645	—	—	—	645
Other liabilities	3,038	—	—	—	3,038
Liabilities of discontinued operations	2,466	(2,414)	—	—	52
Stockholders’ equity:
Common stock	1	—	—	—	1
Additional paid-in-capital	43,830	(14,857)	14,857	—	43,830
Accumulated deficit	(18,859)	13,762	(13,762)	(88)	(18,947)
Accumulated other comprehensive loss	(726)	—	—	—	(726)

	24,246	(1,095)	1,095	(88)	24,158
Less treasury stock, at cost	21,252	—	—	1,007	22,259

Total Stockholders’ Equity	2,994	(1,095)	1,095	(1,095)	1,899

Total Liabilities and Stockholders’ Equity	$23,894	$(3,626)	$1,095	$(1,095)	$20,268

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

CBS CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2017

(In millions, except per share amounts)

	CBS Historical	Effects of the Exchange (2)	CBS Pro Forma
Revenues	$9,771	$—	$9,771

Costs and expenses:
Operating	5,940	—	5,940
Selling, general and administrative	1,585	—	1,585
Depreciation and amortization	166	—	166

Total costs and expenses	7,691	—	7,691

Operating income	2,080	—	2,080
Interest expense	(336)	—	(336)
Interest income	45	—	45
Loss on early extinguishment of debt	(5)	—	(5)
Other items, net	9	—	9

Earnings from continuing operations before income taxes and equity in loss of investee companies	1,793	—	1,793
Provision for income taxes	(479)	—	(479)
Equity in loss of investee companies, net of tax	(45)	—	(45)

Net earnings from continuing operations	$1,269	$—	$1,269

Net earnings from continuing operations per common share:
Basic	$3.13		$3.28
Diluted	$3.10		$3.24
Weighted average number of common shares outstanding:
Basic	405	(18)	387
Diluted	410	(18)	392

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

CBS CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2016

(In millions, except per share amounts)

	CBS Historical	Effects of the Exchange (2)	Effects of Debt Issuance on Share Repurchases (3)	CBS Pro Forma
Revenues	$13,166	$—	$—	$13,166

Costs and expenses:
Operating	7,956	—	—	7,956
Selling, general and administrative	2,124	—	—	2,124
Depreciation and amortization	225	—	—	225
Pension settlement charge	211	—	—	211
Restructuring and merger and acquisition-related costs	38	—	—	38
Other operating items, net	(9)	—	—	(9)

Total costs and expenses	10,545	—	—	10,545

Operating income	2,621	—	—	2,621
Interest expense	(411)	—	—	(411)
Interest income	32	—	—	32
Other items, net	(12)	—	—	(12)

Earnings from continuing operations before income taxes and equity in loss of investee companies	2,230	—	—	2,230
Provision for income taxes	(628)	—	—	(628)
Equity in loss of investee companies, net of tax	(50)	—	—	(50)

Net earnings from continuing operations	$1,552	$—	$—	$1,552

Net earnings from continuing operations per common share:
Basic	$3.50			$3.83
Diluted	$3.46			$3.79
Weighted average number of common shares outstanding:
Basic	444	(18)	(21)	405
Diluted	448	(18)	(21)	409

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

CBS CORPORATION

NOTES TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Tabular dollars in millions)

1) DECONSOLIDATION OF CBS RADIO

On November 16, 2017, the Company disposed of all of the shares of CBS Radio common stock that it owned through a tax-free split-off. The deconsolidation adjustments include (i) deconsolidating the historical assets and liabilities of CBS Radio, including the related tax impact, which were included in assets and liabilities of discontinued operations at September 30, 2017 and (ii) the reversal of consolidation entries as well as the reversal of the elimination of a $4 million receivable from CBS Radio as a result of the disposition.

2) SPLIT-OFF OF CBS RADIO

On November 16, 2017, the Company completed the split-off of CBS Radio through an exchange offer, in which CBS Corp. stockholders received 5.6796 shares of CBS Radio common stock for each share of CBS Corp. Class B Common Stock accepted in the exchange offer. As a result, the Company accepted 17,854,689 shares of CBS Corp. Class B Common Stock from its stockholders in exchange for the 101,407,494 shares of CBS Radio common stock that it owned. In the Merger each share of CBS Radio common stock outstanding immediately following the exchange offer was converted into one share of Entercom Class A common stock. The exchange ratio was calculated as the average price of CBS Corp. Class B Common Stock of $56.3629 per share divided by 93.0% of the average price of Entercom Class A common stock of $10.6707 per share, reflecting a discount of 7.0%. The average prices reflect the simple arithmetic average of the daily volume-weighted average price of shares of CBS Class B Common Stock and Entercom Class A Common Stock on the New York Stock Exchange during the three consecutive trading days ended on and including November 14, 2017. The calculated per-share value for CBS Radio common stock was based on the trading prices for Entercom Class A common stock because there is no trading market for CBS Radio common stock. The Company believes, however, that the trading prices for Entercom Class A common stock were an appropriate proxy for the trading prices of CBS Radio common stock since each outstanding share of CBS Radio common stock was converted into one share of Entercom Class A common stock in the Merger.

Shares of CBS Radio common stock owned by CBS Corp.	101,407,494
Exchange ratio	5.6796

Total shares of CBS Corp. Class B Common Stock accepted	17,854,689

The 17,854,689 shares of CBS Corp. Class B Common Stock acquired in the exchange offer have been reflected as treasury stock on the unaudited pro forma condensed consolidated balance sheet. The estimated net loss on the split-off of CBS Radio of $88 million, which assumes the split-off occurred on September 30, 2017, is calculated as follows:

Fair value of CBS Corp. Class B Common Stock tendered (17,854,689 shares at $56.40 per share as of November 16, 2017)	$1,007
CBS Corp.’s carrying value in CBS Radio at September 30, 2017	(1,095)

Estimated net loss on split-off of CBS Radio	$(88)

CBS CORPORATION

NOTES TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Tabular dollars in millions)

The split-off is accounted for as a tax-free transaction and therefore, there is no tax impact. The net loss will be recorded in discontinued operations in the Company’s consolidated statement of operations and as such it has not been reflected in the pro forma condensed consolidated statements of operations. The actual loss, which will be recorded during the fourth quarter of 2017, will be calculated based on the Company’s carrying value in CBS Radio as of the closing of the exchange offer on November 16, 2017 and therefore could be significantly different from this estimate.

3) EFFECTS OF CBS RADIO’S DEBT ISSUANCE ON SHARE REPURCHASES

On October 17, 2016, in connection with its planned separation from CBS Corp., CBS Radio incurred indebtedness of $1.460 billion, resulting in net proceeds of approximately $1.432 billion after deducting bank fees, discounts and commissions, and other expenses payable by CBS Radio incurred in connection therewith. CBS Radio distributed to its parent, a wholly owned subsidiary of CBS Corp., approximately $1.426 billion, which is an amount equal to the net proceeds of the CBS Radio borrowing, prior to deducting expenses payable by CBS Radio, less $10 million which remained with CBS Radio to use for general corporate purposes and ongoing cash needs. The Company used the proceeds from the debt issuance to repurchase approximately 24 million shares of its Class B Common Stock. The pro forma adjustment to “weighted average number of common shares outstanding” for the year ended December 31, 2016 assumes that the debt issuance occurred on January 1, 2016 and the Company repurchased these shares on such date.